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                                                                     EXHIBIT 5.1

                          JONES, DAY, REAVIS & POGUE
                                77 West Wacker
                         Chicago, Illinois 60601-1692
                          Telephone:  (312) 782-3939
                          Facsimile:  (312) 782-8585

                                 March 6, 2001

Ameren Energy Generating Company
1901 Chouteau Avenue
St. Louis, Missouri 63103

  Re: Registration Statement on Form S-4 relating to Ameren Energy Generating Company's 7.75% Senior Notes, Series C due 2005 and 8.35% Senior Notes, Series D due 2010

Ladies and Gentlemen:

     We have acted as counsel to Ameren Energy Generating Company, an Illinois corporation (the "Company"), in connection with the preparation of the Company's registration statement on Form S-4 (the registration statement on Form S-4, including any amendments and supplements thereto, is referred to herein as the "Registration Statement") as filed with the Securities and Exchange Commission on March 6, 2001 under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the Company's offer to exchange (the "Exchange Offer") up to $225,000,000 aggregate principal amount of its 7.75% Senior Notes, Series C due 2005 (the "Series C Notes") and up to $200,000,000 aggregate principal amount of its 8.35% Senior Notes, Series D due 2010 (together with the Series C Notes, the "Exchange Notes"), for any and all of its outstanding 7.75% Senior Notes, Series A due 2005 (the "Series A Notes") and 8.35% Senior Notes, Series B due 2010 (together with the Series A Notes, the "Outstanding Notes"), respectively. The Outstanding Notes were, and the Exchange Notes will be, issued under the Indenture dated as of November 1, 2000, as amended (the "Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee").

     For purposes of rendering this opinion, we have made such examinations and investigations of legal and factual matters, including documents, records and matters of law, as we have deemed necessary and advisable. We have examined originals or copies, certified or otherwise, identified to our satisfaction as true copies of originals, of such corporate records, agreements, certificates, documents or other instruments and such certificates or comparable documents of public officials and investigations as we have deemed relevant, necessary or appropriate to enable us to render the opinion expressed herein. In rendering this opinion, we have relied as to certain factual matters upon certificates of officers of the Company, and we have not independently checked or verified the accuracy of the statements contained therein. We have assumed that the signatures on all documents examined by us are genuine and that the person who affixed such signature to such documents had authority to do so.

     Based on such examination and subject to the qualifications and limitations stated herein, we are of the opinion that the Exchange Notes have been duly authorized and, when duly executed by authorized officers of the Company, authenticated by the Trustee and issued in exchange for Outstanding Notes and otherwise in accordance with the Indenture and as described in the Registration Statement, will be valid and legally binding obligations of the Company,
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entitled to the benefits of the Indenture, except to the extent enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditor's rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement.


                                       Very truly yours,


                                       /s/ Jones, Day, Reavis & Pogue
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